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                         OPINION OF ANN C. MULE, ESQ.

                                                                       EXHIBIT 5

                                  [SUNOCO LOGO]

May 19, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549-1004
Attn:  Document Control - EDGAR

Re: Sunoco, Inc. Registration Statement on Form S-3 under the Securities Act of
    1933

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") which Sunoco, Inc., a Pennsylvania corporation (the "Company"), is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering one million (1,000,000) shares of common stock, par value $1.00 per share, of Sunoco, Inc. (the "Shares") to be issued and sold from time to time under the Company's Shareholder Access & Reinvestment Plan (the "Plan").

I or members of my staff have reviewed the Registration Statement, the Company's Articles of Incorporation and Bylaws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as I have deemed appropriate for the purpose of giving this opinion.

Based upon the foregoing, I am of the opinion that:

 1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

 2. The Plan has been duly adopted and issuance of the Shares has been duly authorized by the Company by appropriate corporate action.

 3. Upon issuance of the Shares and payment therefor in accordance with (a) the Plan and (b) the resolutions of the Board of Directors of the Company relating to the Plan and the offer and sale of the Shares, the Shares will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this Opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Independent Auditors and Counsel" in the Registration Statement.

   Very truly yours,

   /s/ ANN C. MULE
   ---------------
   Ann C. Mule
   General Attorney and
   Corporate Secretary